Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

FlexShopper, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Non-Transferable Subscription Rights to purchase units(2)	Other	-	-	-	-	-
Fees to Be Paid	Equity	Units issuable upon exercise of Non-Transferable Subscription Rights	457(o)	-	-	$50,750,000	0.00015310	$7,769.83
Fees to Be Paid	Equity	Series A Rights included in the units to purchase one share of common stock(3)	457(g)	-	-	-	-	-
Fees to Be Paid	Equity	Series B Rights included in the units to purchase one share of common stock(3)	457(g)	-	-	-	-	-
Fees to Be Paid	Equity	Series C Rights included in the units to purchase one share of common stock(3)	457(g)	-	-	-	-	-
Fees to Be Paid	Equity	Common stock included in the units, Series A Rights, Series B Rights and Series C Rights	457(o)	-	-	$126,875,000	0.00015310	$19,424.57
Total Offering Amount								$27,194.40
Total Fee Offsets								$0
Net Fee Due								$27,194.40

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and assumed an offering price of $1.45 per share (which represented the closing price of the Registrant’s common stock on Nasdaq on October 23, 2024).

(2)	Non-transferable Subscription Rights to purchase units are being issued without consideration. Pursuant to Rule 457(g) under the Act, no separate registration fee is required for the Subscription Rights because the Subscription Rights are being registered in the same registration statement as the securities of the Registrant underlying the Subscription Rights.

(3)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required because these securities are being registered in the same registration statement as the underlying securities of the Registrant.